Exhibit 10.6

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), is made and entered into as of May 13, 2005 by AGrade Ltd., a British Virgin Islands corporation (“Holder”) on the one hand, and Investnet, Inc., a Nevada corporation (“IVNE”), on the other hand.

RECITALS

A.

IVNE has entered into a Stock Purchase Agreement and an Agreement and Plan of Reorganization both dated as of the date hereof with China Kangtai Cactus Bio-Tech Company Limited ("CKCB") to sell stock of IVNE to CKCB and to reorganize by a share exchange with CKCB (the “Transaction”).  The Holder owns 17,936,094 shares of IVNE common stock (the “Shares”) as of the date hereof which represent all of the common stock of IVNE owned by the Holder as of the date hereof.

C.

As part of the good and valuable consideration to the Holder for the Transaction, the receipt and sufficiency of which is hereby acknowledged, the Holder has agreed to the lock-up provisions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.

Lock-Up.  For a period of 18 months following the date hereof (the “Lock-Up Period”), Holder shall not make a Transfer of the Shares; provided however, 12 months after the Closing Date, as such term is defined in the Stock Purchase Agreement, Holder may make a Transfer of up to 1/3 of the Shares owned by Holder.  Notwithstanding the foregoing, Holder may make a written request to IVNE following the Closing Date, to release, at IVNE’s sole discretion, Holder from the lock-up provision set forth herein.  For purposes of this Agreement, “Transfer” shall mean transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting trust or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily.

2.

Injunctive Relief.  The parties agree that a breach of this Agreement may cause IVNE irreparable harm for which monetary damages are not adequate.  In addition to all other available legal remedies, IVNE shall have the right to injunctive relief to enforce this Agreement.

3.

Other Restrictions.

(a)

Legends.  In addition to any other legends required to be placed on each outstanding certificate representing the Shares, Holder hereby agrees that each outstanding certificate representing the Shares during the Lock Up Period shall bear a legend reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF MAY 13, 2005, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS SECURITY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON

THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.”

(b)

Termination of Restrictive Legends.  The restrictions referred to in Section 3(a) shall cease and terminate at the end of the Restricted Period.  Whenever such restrictions shall cease and terminate as to any Shares, the Holder holding such shares shall be entitled to receive from IVNE, in exchange for such legended certificates, without expense, new certificates for a like number of Shares not bearing the legend set forth in Section 3(a).

(c)

Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of IVNE and shall be kept with the records of IVNE and shall be made available for inspection by any shareholders of IVNE.

(d)

Recordation. IVNE shall not record upon its books any Transfer to any person except Transfers in accordance with this Agreement.

4.

Specific Performance. Holder acknowledges that there would be no adequate remedy at law if Holder fails to perform any of its obligations hereunder, and accordingly agree that IVNE, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of Holder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

5.

Notices.  All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to IVNE at its principal offices and to Holder at the respective addresses furnished to IVNE by Holder.

6.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

7.

Recapitalizations and Exchanges Affecting Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or equity securities of IVNE which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

8.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to contracts to be performed in Nevada.

9.

Waiver of Trial by Jury. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.

10.

Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

11.

Amendment.  This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

12.

Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.

Complete Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

14.

Facsimile Signatures.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the above written date.

INVESTNET, INC.

By: /s/ Norman Koo

Title:

Chief Executive Officer

HOLDER:

AGRADE LTD.

By: /s/ Terence Ho

Title: Chairman

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